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                                                                 EXHIBIT 4(a)(i)

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                    ASSOCIATES CORPORATION OF NORTH AMERICA

                                      AND



                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                                                                         Trustee


                                 ______________


                                   INDENTURE


                                 ______________


                          Dated as of November 1, 1995


                                 ______________


                               Senior Securities

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         INDENTURE, dated as of November 1, 1995, between ASSOCIATES
CORPORATION OF NORTH AMERICA, a Delaware corporation (the "Company"), and The Chase Manhattan Bank (National Association) a national banking association, as Trustee, (the "Trustee").

                            RECITALS OF THE COMPANY

         The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                    PARAGRAPH A.  INCORPORATION BY REFERENCE

         Articles One through Fourteen, other than clauses (ii) and (iii) of
Section 12.01(g)(4), of the Associates Corporation of North America Standard Multiple-Series Indenture Provisions dated as of October 15, 1992 (herein called the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

                      PARAGRAPH B.  ADDITIONAL PROVISIONS

         The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

         Section  9.15.   Other Matters Concerning the Trustee.

         At the date of this Indenture, the Corporate Trust Office of the Trustee is located at ____________________________________________.
[Anything in Section 6.02(l) to the contrary notwithstanding, the office or agency of the Company in the Borough of Manhattan, The City of New York, where Securities of any series may be presented or surrendered for payment,




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where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, shall initially be the corporate trust facility of The Chase Manhattan Bank (National Association), in the Borough of Manhattan, The City of New York, which at the date of this Indenture is located at _________________, New York, New York ___________.]

         Section  14.10.  Applicable Law.

         THIS INDENTURE AND EACH SECURITY FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, ASSOCIATES CORPORATION OF NORTH AMERICA has caused this Indenture to be signed in its corporate name by its Chairman of the Board, any Vice Chairman, its President or any Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant Secretary; and The Chase Manhattan Bank (National Association), in evidence of its acceptance of the trust hereby created, has caused this Indenture to be signed in its corporate name, and its corporate seal to be affixed hereunto, and the same to be attested, as of the day and year first above written.

                                                   ASSOCIATES CORPORATION OF
                                                   NORTH AMERICA

[SEAL]

                                                   By:
                                                      -------------------------
                                                            Title:

Attest:
         Title:
                                                   THE CHASE MANHATTAN BANK
                                                   (NATIONAL ASSOCIATION)

[SEAL]

                                                   By:
                                                       -------------------------
                                                            Title:
Attest:
         Title:





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STATE OF ____________ )
                      )  ss.:
COUNTY OF ___________ )


         On the ___ day of ___________, 19___, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________________; that he is a
___________ _______________ of ASSOCIATES CORPORATION OF NORTH AMERICA, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        ---------------------------------------
                                        Notary Public


                                        My Commission expires:




STATE OF ____________ )
                      )  ss.:
COUNTY OF ___________ )


         On the ___ day of ___________, 19___, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that the resides at __________________________________; that he is a
_______________________ of  THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) and
 one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        ---------------------------------------
                                        Notary Public


                                        My Commission expires: